Pricing Supplement Dated January 18, 1996

(To Prospectus dated September 8, 1995 and
Prospectus Supplement dated September 25, 1995)

The Charles Schwab Corporation

Medium-Term Notes, Series A
(Fixed Rate)


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Trade Date:  January 18, 1996          Original Issue Date:  January 23, 1996
Principal Amount:  $2,000,000          Net Proceeds to Issuer:  $1,988,000
Issue Price:  100%                     Interest Payable: March 1, September 1,
Agent's Discount or Commission:  .60%                    and at maturity
Interest Rate:  6.25%                  Agent's Capacity:   x   Agent
                                                          ---
Maturity Date:  January 23, 2003                               Principal
                                                          ---
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Form:
               x   Book-Entry
              ---
                   Certificated
              ---

Redemption:
               x   The Notes cannot be redeemed prior to maturity
              ---
                   The Notes may be redeemed prior to maturity
              ---

            Initial Redemption Date:
            Initial Redemption Price:
            Annual Redemption Price Reduction:

Repayment:
               x   The Notes cannot be repaid prior to maturity
              ---
                   The Notes can be repaid prior to maturity at the option of
              ---
                   the holder of the note

            Repayment Date:
            Repayment Price:

Discount Note:         Yes    x   No
                  ---        ---

            Total Amount of OID:
            Yield to Maturity:
            Initial Accrual Period:

Ranking:         x   Senior        Senior Subordinated
                ---           ---

                            Charles Schwab & Co., Inc.